Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE	Contact: Ken Dennard / Natalie Hairston Dennard Lascar Investor Relations (713) 529-6600 TCBX@dennardlascar.com

Third Coast Bancshares, Inc. Announces Transfer of Listing of Common Stock to the New York Stock Exchange

Includes Dual Listing on NYSE Texas

HOUSTON – September 22, 2025 – Third Coast Bancshares, Inc. (the “Company”) (NASDAQ: TCBX) announced today that its board of directors has approved the transfer of the listing of its common stock to the New York Stock Exchange (“NYSE”) from the Nasdaq Global Select Market (“Nasdaq”). The Company’s transfer includes a dual listing on NYSE Texas. Third Coast’s common stock is expected to begin trading on the NYSE on Monday, October 6, 2025 and will continue to be traded under its current ticker symbol “TCBX” after the transfer. Third Coast’s common stock is expected to continue to trade on Nasdaq until the close of the market on Friday, October 3, 2025.

“We are excited to announce the transfer of Third Coast’s common stock listing to the NYSE and NYSE Texas,” said Bart Caraway, Founder, Chairman, President and Chief Executive Officer of Third Coast. “We believe this move enhances our ability to satisfy shareholder expectations while boosting our market visibility and aligning Third Coast with industry leading peers on a global trading platform. Our dual listing on NYSE Texas highlights our strong Texas heritage and commitment to our customers, employees, and community. We look forward to leveraging the scale and opportunities of the NYSE to broaden our reach and further our mission. As we mark this milestone in our Company’s history, we remain focused on cultivating transparency and operational excellence, delivering sustainable, long-term growth, and upholding the trust placed in us by our stakeholders.”

“We are pleased to welcome Third Coast to the New York Stock Exchange and NYSE Texas,” said Chris Taylor, Chief Development Officer, NYSE Group. “We look forward to Third Coast joining the NYSE community and to helping foster new connections, growth opportunities, and visibility among investors and business leaders.”

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank. Founded in 2008 in Humble, Texas, Third Coast Bank conducts banking operations through 19 branches encompassing the four largest metropolitan areas in Texas. Please visit https://www.thirdcoast.bank for more information.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “looking ahead,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the risks associated with our transfer and continued listing of our common stock on the NYSE and NYSE Texas, including potential costs, compliance obligations, or impacts on trading liquidity and investor perception; interest rate risk and fluctuations in interest rates; market conditions and economic trends generally and in the banking industry; our ability to maintain important deposit relationships; our ability to grow or maintain our deposit base; our ability to implement our expansion strategy; our ability to pay dividends on our Series A Preferred Stock; credit risk associated with our business; changes in accounting standards or tax laws; evolving regulatory requirements; cybersecurity threats and risks to information technology infrastructure; competitive pressures including new market entrants; potential impacts related to geopolitical events or global health concerns; and changes in key management personnel. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”), and our other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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